UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue

Boston, Massachusetts 02111

(Address of principal executive offices, including zip code)

(617) 535-4766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01.       Other Events.

Beginning January 1, 2009, Iron Mountain Incorporated (the “Company”) changed the composition of its segments to not allocate certain corporate and centrally controlled costs, which primarily include human resources, information technology and finance costs, as well as all stock-based compensation, which benefit the enterprise as a whole. These are now reflected as Corporate costs and are not allocated to our operating segments.  These costs previously had been included primarily in our North American Physical Business segment and relate to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual operating segments, with each operating segment bearing its own cost of implementation.  Additionally, as of January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 160 (“SFAS No. 160”), “Noncontrolling Interests in Consolidated Financial Statements—an amendment to ARB No. 51.”

Attached as Exhibit 99.1 to this Current Report on Form 8-K are restated versions of Items 1A, 2, 6, 7, 9A and 15 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 2, 2009 (the “10-K”), which reflect (1) the changes associated with the segment reporting discussed above and (2) the adoption of SFAS No. 160 and the resulting change in the presentation and disclosure requirements relating to the financial statements for all periods presented in accordance with the requirements of SFAS No. 160.  All other Items of the 10-K remain unchanged. This Current Report on Form 8-K should be read in conjunction with the portions of the 10-K that have not been updated herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	23.1	Consent of Deloitte & Touche LLP.
	99.1	Updated Items 1A, 2, 6, 7, 9A and 15 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)
	By:	/s/ Brian P. McKeon
	Name:	Brian P. McKeon
	Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 8, 2009